UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Mad Catz, Inc. (“MCI”), a wholly-owned subsidiary of Mad Catz Interactive, Inc. (the “Company”) maintains a Credit Facility with Wells Fargo Capital Finance, LLC (“Wells Fargo”) to borrow up to $30 million under a revolving line of credit subject to the availability of eligible collateral (accounts receivable and inventories), which changes throughout the year. The Credit Facility expires on October 31, 2015. MCI is required to meet a quarterly financial covenant based on a trailing four quarters’ coverage of fixed charges, as defined, of no less than 1.1:1.0. MCI’s fixed charge coverage ratio as of September 30, 2013 was 0.28:1.0 and, accordingly, MCI was not in compliance with this covenant as of September 30, 2013. On November 6, 2013, MCI received a waiver of the covenant default from Wells Fargo and entered into an amendment to the Credit Facility that: 1) eliminates the quarterly financial covenant based on a trailing four quarters’ coverage of fixed charges for the quarters ending December 31, 2013 and March 31, 2014; 2) modifies the quarterly financial covenant based on a trailing four quarters’ coverage of fixed charges to no less than 1.0:1.0 starting with the quarter ending June 30, 2014; 3) adds a monthly financial covenant based on a trailing three months’ Adjusted EBITDA, as defined, from October 2013 through May 2014; 4) increases the interest rate ranges, based on a trailing four quarters’ coverage of fixed charges, to U.S. prime rate plus 0.50% to 2.00% (up from 0.25% to 1.00%) or, at MCI’s option, LIBOR plus 2.50% to 3.50% (up from 2.00% to 3.00%), with a LIBOR floor of 1.50%; 5) decreases the inventory sublimit from $16.0 million to $11.25 million with further monthly reductions, to $6.5 million by March 31, 2014; and 6) adds an availability block of $500,000 with further monthly increases to $2.0 million by May 1, 2014.

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On November 7, 2013, the Company issued a press release announcing its financial results for its fiscal second quarter ended September 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events

Investors and others should note that the Company announces material financial information to its investors using its investor relations websites, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use the following social media channels as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD:

The Mad Catz YouTube Channel (http://www.youtube.com/MadCatzCompany)

The Mad Catz Facebook Page (http://www.facebook.com/MadCatzInc)

The Mad Catz Twitter Feed (http://twitter.com/MadCatz)

The information that the Company posts through these social media channels may be deemed material. Accordingly, investors should monitor these accounts, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated November 7, 2013, issued by Mad Catz Interactive, Inc., furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2013	MAD CATZ INTERACTIVE, INC.

	By:	/s/ KAREN MCGINNIS
Name: Karen McGinnis
Its: Chief Financial Officer